EXHIBIT 99.D

NOTE:
     This Debt Maturity Schedule Through 2007 details the interest rates, maturity dates and principal amounts outstanding under our and our subsidiaries’ outstanding debt obligations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is contained in, and this Schedule is subject to, the disclosures in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as amended, as filed with the Securities and Exchange Commission.
     The information in this Debt Maturity Schedule is accurate as of June 30, 2005 when posted on our website. Although we may periodically update the information posted to our website, we undertake no obligation to do so.
El Paso Corporation
Debt Maturity Schedule Through 2007
As of June 30, 2005
$ in Thousands

	Interest	Maturity	Principal
Description	Rate	Date	6/30/2005

2005

3Q05
Other Financing — Amortizing Debt *	Various		57,175

			57,175

4Q05
El Paso Corporation — EPGT	7.900%	10/17/2005	2,000
El Paso Tennessee Pipeline Company	6.500%	12/15/2005	310
Other Financing — Amortizing Debt *	Various		28,504

			30,814

Total 2005			87,989

2006

1Q06
El Paso Corporation — 550 MM Euro	5.750%	3/14/2006	26,788
Other Financing — Amortizing Debt *	Various		63,176

			89,964

2Q06
El Paso CGP Company	6.500%	5/15/2006	109,500
Other Financing — Amortizing Debt *	Various		20,599

			130,099

3Q06
El Paso CGP Company	7.500%	8/15/2006	204,909
Other Financing — Amortizing Debt *	Various		61,814

			266,723

4Q06
Other Financing — Amortizing Debt *	Various		20,527

			20,527

Total 2006			507,313	(1)

Notes:
* This represents total of amortizing debt obligations for the quarter. On the June 30, 2005 balance sheet, the full balance of the Macae and Mohawk River Funding II debt obligations are classified as current. This debt maturity schedule assumes the amortizing principal payments are paid according to their scheduled maturities.
(1) Excludes puttable debt for Zero Coupon convertible debenture of $615,197.

El Paso Corporation
Debt Maturity Schedule Through 2007
As of June 30, 2005
$ in Thousands

	Interest	Maturity	Principal
Description	Rate	Date	6/30/2005

2007

1Q07
Other Financing — Amortizing Debt *	Various		62,267

			62,267

2Q07
Other Financing — Amortizing Debt *	Various		22,000

			22,000

3Q07
El Paso Corporation — Equity Security Units	6.140%	8/16/2007	272,102	(2)
Other Financing — Amortizing Debt *	Various		59,887

			331,989

4Q07
El Paso Corporation — Sonat	6.750%	10/1/2007	75,172
Southern Natural Gas Company	6.700%	10/1/2007	100,000
El Paso Corporation	6.950%	12/15/2007	300,000
Other Financing — Amortizing Debt *	Various		18,134

			493,306

Total 2007			909,562	(3)

Notes:
* This represents total of amortizing debt obligations for the quarter. On the June 30, 2005 balance sheet, the full balance of the Macae and Mohawk River Funding II debt obligations are classified as current. This debt maturity schedule assumes the amortizing principal payments are paid according to their scheduled maturities.
(2) On July 1, 2005 we remarketed our $272 million, 6.14% Senior Notes that were due August 16, 2007.
The new notes bear interest at 7.625%.
(3) Excludes puttable debt of $600,000